UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 28, 2022

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 17th Street, Suite 3700
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 293-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General Counsel and Secretary Retirement

On June 28, 2022, Cyrus (“Skip”) D. Marter IV, General Counsel and Secretary of Civitas Resources, Inc. (the “Company”), notified the Company of his intention to retire, effective August 1, 2022 (the “Resignation Date”), following which Mr. Marter will remain employed with the Company until August 5, 2022 (the “Separation Date”). Until the Resignation Date, Mr. Marter will continue to serve as General Counsel and Secretary of the Company. In connection with Mr. Marter’s retirement, the Company and Mr. Marter entered into a Transition and Retirement Agreement, dated as of June 29, 2022 (the “Retirement Agreement”). The Retirement Agreement provides that (i) all unvested equity awards granted to Mr. Marter in the 2020 and 2021 calendar years will immediately vest (with performance stock units vesting at their “target” performance level), subject to Mr. Marter’s re-execution and non-rescission of the Retirement Agreement (including a release of claims) on or after the Separation Date and (ii) Mr. Marter will provide consulting services to the Company from the Separation Date through December 31, 2022, as requested by the Company. In exchange for providing the consulting services, Mr. Marter will be compensated at a rate of $500 per hour. The foregoing description of the terms and conditions of the Retirement Agreement does not purport to be complete and is qualified in its entirety by the full text of the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.              7.01 Regulation FD Disclosure.

Appointment of Chief Legal Officer and Secretary

On June 29, 2022, the Company announced that Travis L. Counts would be appointed as the Chief Legal Officer and Secretary of the Company, effective August 1, 2022.

Mr. Counts, age 44, joins the Company from Bracewell LLP (“Bracewell”), an international law firm based in Houston, Texas, where he served as a Partner beginning in September 2021. Prior to joining Bracewell, Mr. Counts was an executive advisor and consultant for ConocoPhillips from January 2021 to June 2021. From April 2013 until January 2021, he held various officer positions at Concho Resources Inc. prior to its acquisition by ConocoPhillips, including Senior Vice President, General Counsel and Corporate Secretary beginning in 2017. Mr. Counts also held in-house legal positions at Halcon Resources Corporation and Petrohawk Energy Corporation from 2010 to 2013. Prior to joining Petrohawk Energy Corporation, Mr. Counts was an equity member at Hinkle Elkouri Law Firm L.L.C. He holds a Bachelor of Arts from Vanderbilt University and a Juris Doctor from Tulane University School of Law.

Press Release

On June 29, 2022, the Company issued a press release with respect to the management changes described in Items 5.02 and 7.01 of this Current Report on Form 8-K. The press release is included in this report as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Transition and Retirement Agreement, dated as of June 29, 2022, by and between Civitas Resources, Inc. and Cyrus (“Skip”) D. Marter IV.
99.1	Press Release, dated as of June 29, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2022	CIVITAS RESOURCES, INC.

	By:	/s/ M. Christopher Doyle
M. Christopher Doyle
President and Chief Executive Officer